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CERTIFICATE No.                   [LOGO]                          COMMON STOCK
                                                                 PAR VALUE $0.10
                                                                     SHARES

INCORPORATED UNDER THE
LAWS OF THE STATE OF NEW JERSEY              SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS                                CUSIP No. ________________
                  CERTIFIES
                  THAT

                  IS THE
                  OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE,
                                       OF
                               PARKE BANCORP, INC.

         The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Secretary of the Corporation), and to all of these provisions the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

         In Witness Whereof, Parke Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile corporate seal to be hereunto affixed.

DATED:

_____________________________                   ________________________________
PRESIDENT                                             SECRETARY
                                      SEAL

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

                               PARKE BANCORP, INC.

         The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, $0.10 par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common               UNIF TRANS MIN ACT -_______________Custodian_______________
                                                                             (Cus)                  (Minor)
TEN ENT -         as tenants by the entireties
                                                                         under Uniform Transfers to Minors
JT TEN  -         as joint tenants with right of
                  survivorship and not as tenants                        Act ___________________________
                  in common                                                       (State)


     Additional abbreviations may also be used though not in the above list.

     FOR VALUE  RECEIVED  _______________ hereby sell,  assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________  Shares of the
Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

___________________________________________________________________  Attorney to
transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________         _________________________________________


         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


                  THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND
                     IS NOT FEDERALLY INSURED OR GUARANTEED